Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

(1) Registration Statement (Forms S-3 No. 333-127095, No. 333-125602, No. 333-122752, No. 333-33174, No. 333-34822 and No. 333-89973) of MSGI
      Security Solutions, Inc., and

(2) Registration Statement (Forms S-8 No. 333-121041, No. 333-94603 and No. 333-82541) of MSGI Security Solutions, Inc.; of our report dated October 7, 2005, with respect to the consolidated financial statements of AONet International S.r.l., included in this Annual Report, as amended on Form 10-K/A for the one month period ended June 30, 2005.


/s/ Reconta Ernst & Young S.p.A.
Milan, Italy
October 28, 2005


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